                                                                    EXHIBIT 99.1

                          TCW FUNDS MANAGEMENT, INC.
                     865 South Figueroa Street, Suite 1800
                        Los Angeles, California  90017
                           (213) 244-0000 Telephone
                           (213) 244-0645 Facsimile


                               December 24, 1997

Board of Directors
TCW Galileo Funds, Inc.
865 South Figueroa Street
Los Angeles, California  90017

     Re:  TCW GALILEO FUNDS, INC.
          -----------------------

Gentlemen:

     At your request, I have examined the Form of Rule 24F-2 (the "Form") proposed to be filed by you with the Securities and Exchange Commission. The Form states that during the fiscal year ended October 31, 1997, you issued and sold the following number of shares of Common Stock, $.001 par value, of the following portfolios (the "Shares"), in reliance upon your registration of an indefinite number of shares of the following portfolios pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended:

                                                    Number
Name                                               of Shares
----                                             -------------

TCW Galileo High Yield Bond Fund                    14,727,887

TCW Galileo Core Fixed Income Fund                     856,510

TCW Galileo Long-Term Mortgage Backed
  Securities Fund                                    1,274,338

TCW Galileo Mortgage Backed Securities Fund          9,031,360

TCW Money Market Fund                            1,240,380,152

TCW Galileo Covertible Securities Fund               4,124,142

TCW Galileo Core Equity Fund                         1,095,414

TCW Galileo Small Cap Growth Fund                    2,242,549

December 10, 1996
Board of Directors
Page 2

                                                        Number
Name                                                 of Shares
----                                             -------------
TCW Earnings Momentum Fund                           3,154,884

TCW Mid-Cap Growth Fund                              7,109,713

TCW Galileo Latin America Equities Fund                888,284

TCW Galileo Asia Pacific Equities Fund                 718,786

TCW Galileo Emerging Markets Equities Fund             825,113
                                                 -------------

Total:                                           1,286,429,132
                                                 =============

     I am familiar with the proceedings taken by you in connection with the authorization, issuance and sale of the Shares. Based upon my examination and upon my knowledge of your corporate activities, and assuming, without independent verification, that the Shares were sold in compliance with applicable Blue Sky laws and in the manner referred to in your Registration Statement on Form N-1A filed under the Securities Act of 1933, as amended, it is my opinion that the Shares constituted validly issued, fully paid and nonassessable shares of your Common Stock.

     I am a member of the bars of Maryland and New Jersey.

     I consent to the filing of this opinion as an exhibit to the Form.

                              Respectfully submitted,

                              /s/ Philip K. Holl

                              Philip K. Holl

PKH/rp